                                                                    Exhibit 99.1

[GRAPHIC OMITTED]                                      National City Corporation
                                                            Post Office Box 5756
                                                        Cleveland, OH 44101-0756
                                                                    216-222-2000

                                                                    NEWS RELEASE

FOR MORE INFORMATION CONTACT:

     Betsy Figgie                                    Amber Garwood
     Investor Relations                              Media Relations
     (216) 222-9849                                  (216) 222-8202


www.nationalcity.com                                       FOR IMMEDIATE RELEASE
--------------------


                  NATIONAL CITY REPORTS THIRD QUARTER EARNINGS
                  --------------------------------------------

- THIRD QUARTER NET INCOME $379 MILLION; EARNINGS PER SHARE $.62

- NET INTEREST INCOME $1.2 BILLION; UP 18% FROM 2002

- TOTAL REVENUE $1.7 BILLION; UP 6% FROM 2002

- STRONG CORE DEPOSIT AND CONSUMER LOAN GROWTH; IMPROVING CREDIT QUALITY

         CLEVELAND, October 15, 2003--National City Corporation (NYSE: NCC) today reported third quarter 2003 net income of $379 million, or $.62 per diluted share. For the nine months ended September 30, 2003, net income was $1.5 billion, or $2.42 per diluted share, up 23% from $1.97 per share for the same period in 2002. Annualized return on average equity for the third quarter was 16.2%, and for the first nine months, 22.4%.

CHAIRMAN'S COMMENTS

          Chairman and CEO David A. Daberko commented, "The third quarter results mark the beginning of a transition period for us in terms of the source of our earnings. The increase in interest rates in July reduced mortgage banking revenue and earnings in the third quarter, as expected, from their cyclical peak in the second quarter. As volumes subside in the mortgage business, we are encouraged by improving fundamentals in our core banking business. Customer account acquisition and core deposit growth remained strong. Consumer-related lending, including home equity, credit card, and our First Franklin portfolio, continued to show positive sequential growth. Credit quality,

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                                      -2-

in particular on the commercial side, improved visibly during the quarter. As the economy continues to recover, we would expect commercial loan growth to resume going into next year. Thus an increasing percentage of our earnings in coming quarters will likely come from core banking activity rather than mortgage. Based on the nine-month actual results, we would expect full year 2003 earnings per share to come in on the plus side of $3.00. By comparison, National City earned $2.59 per share in 2002."

NET INTEREST INCOME AND MARGIN

         Tax-equivalent net interest income was $1.2 billion for the third quarter, up 18% from 2002's third quarter, and net interest margin was 4.10%, versus 4.34% in 2002. For the first nine months, tax-equivalent net interest income was $3.4 billion, up 14% from the prior year, and net interest margin was 4.14%, versus 4.38% in 2002. Reduced asset yields and narrower spreads on deposits, reflecting the ongoing effect of low market interest rates, led to the lower margin in 2003. The margin decline was more than offset by growth in earning assets, primarily mortgage loans held for sale, resulting in higher net interest income.

LOAN AND DEPOSIT GROWTH

         Average portfolio loans were up 12% in the third quarter over 2002's third quarter and up 3% over 2003's second quarter, as consumer-related loan volumes, particularly mortgage and home equity, remained strong. Commercial loan volumes remained relatively weak, with paydowns offsetting the positive impact of new business. Average core deposits, excluding mortgage banking escrow balances, were up 10% in the third quarter over the prior year third quarter, and up 2% from the second quarter, continuing a sequential quarterly growth trend that began in the fourth quarter of 2000. Net new account acquisition remained strong, aided by successful product initiatives such as free checking and online bill payment, and by an ongoing emphasis on service quality and customer care.

FEES AND OTHER INCOME

         Fees and other income for the third quarter of 2003 were $542 million, down from both the year-ago and immediately preceding quarters. The decline reflects lower mortgage banking revenue precipitated by the sharp increase in mortgage rates in July, as well as certain related derivative losses. For the first nine months of 2003, fees and other income were $2.4 billion, up 19% from 2002. In contrast to the third quarter, year-to-date growth was primarily driven by mortgage banking revenue and derivative gains. Deposit service charges and insurance revenue remained strong. Combined, these two categories were up 14% from the year-ago quarter.

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                                      -3-

NONINTEREST EXPENSE

         Noninterest expense was $1.0 billion for the third quarter of 2003, up 16% from the third quarter of 2002 and down 2% from the second quarter of 2003. There were no significant unusual expenses in the third quarter. Second quarter 2003 expenses included a contribution of appreciated investment securities valued at $40 million to National City's charitable foundation.

         For the first nine months, noninterest expense was $3.0 billion, compared to $2.7 billion for the prior year. While there were some unusual expense items in both years, expenses increased in 2003 primarily due to loan origination and sales activity in the Corporation's mortgage-related businesses. Such expenses include salaries, commissions, contract labor, and temporary help.

ASSET QUALITY

         The loan loss provision for the third quarter was $107 million. Charge-offs from continuing portfolio activities were also $107 million. An additional $17 million of charge-offs were recorded in the third quarter in connection with the transfer of approximately $950 million of portfolio loans into a held-for-sale classification. These loans were associated with the former Altegra nonconforming mortgage lending business, which discontinued originations in December 2000. In conjunction with that transfer, the loans were written down by $17 million to estimated net fair value. The sale of these loans is expected to occur in the fourth quarter. For the first nine months, the loan loss provision was $490 million and net charge-offs were $459 million, including the aforementioned $17 million write-down. At September 30, 2003, the allowance for loan losses was $1.1 billion, or 1.45% of portfolio loans. Nonperforming assets were $756 million, down from $818 million at the end of the second quarter and $817 million at December 31, 2002.

BALANCE SHEET

         At September 30, 2003, total assets were $121 billion, and stockholders' equity was $9 billion. Equity as a percentage of assets was 7.54%, and tangible common equity as a percentage of tangible assets was 6.64%, up from 6.45% at the end of the preceding quarter and 6.11% at December 31, 2002. Total deposits were $70 billion, including core deposits of $59 billion. The Corporation repurchased 5.3 million shares of its common stock during the third quarter.

         This document contains forward-looking statements. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance, nor should they be relied upon as representing management's views as of any subsequent date. The forward-looking statements are based on management's expectations and are subject to a number of

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                                      -4-

risks and uncertainties. Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include, without limitation, the Corporation's ability to effectively execute its business plans; changes in general economic and financial market conditions; changes in interest rates; changes in the competitive environment; continuing consolidation in the financial services industry; new litigation or changes in existing litigation; losses, customer bankruptcy, claims and assessments; changes in banking regulations or other regulatory or legislative requirements affecting the Corporation's business; and changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other regulatory agencies. Additional information concerning factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements is available in the Corporation's annual report on Form 10-K for the year ended December 31, 2002, and subsequent filings with the United States Securities and Exchange Commission (SEC). Copies of these filings are available at no cost on the SEC's Web site at www.sec.gov or on the Corporation's Web site at www.nationalcity.com. Management may elect to update forward-looking statements at some future point; however, it specifically disclaims any obligation to do so.

         Mr. Daberko, along with Jeffrey D. Kelly, chief financial officer, and Robert J. Ondercik, chief credit officer, will host a conference call Thursday, October 16, 2003 at 11:00 a.m. (EDT) to discuss the third quarter earnings results and outlook. Interested parties may access the conference call by dialing 1-800-288-9626. The conference call and supplemental materials will also be accessible via the Corporation's Web site, www.nationalcity.com. The call will be open to the public with both media and individual investors invited to participate in a listen-only mode, with participants encouraged to call in approximately 15 minutes prior to the event.

         A replay of the conference call will be available October 16, 2003 at 2:30 p.m. (EDT), until midnight on October 21, 2003. The recording will be accessible at www.nationalcity.com and by telephone at 1-800-475-6701 (international 1-320-365-3844), passcode 664200.

         National City Corporation, headquartered in Cleveland, Ohio, is one of the nation's largest financial holding companies. The company operates through an extensive distribution network in Ohio, Michigan, Pennsylvania, Indiana, Kentucky, and Illinois and also serves customers in selected

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                                      -5-

markets nationally. Its primary businesses include commercial and retail banking, consumer finance, asset management, mortgage financing and servicing, and payment processing.


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                                      -6-

                                   Unaudited
                           National City Corporation
                       CONSOLIDATED FINANCIAL HIGHLIGHTS
                     (In millions, except per share data)

--------------------------------------------------------------------------------

                                                     2003                                            2002
                                        --------------------------------      -----------------------------------------------
                                        3RD QTR     2ND QTR      1ST QTR      4TH QTR       3RD QTR      2ND QTR      1ST QTR
                                        --------------------------------      -----------------------------------------------
EARNINGS
--------------------------------------
Tax-equivalent interest income           $1,554      $1,528       $1,527       $1,540        $1,451       $1,444       $1,511
Interest expense                            403         426          426          459           472          473          506
                                         ------      ------       ------       ------        ------       ------       ------
Tax-equivalent net interest income        1,151       1,102        1,101        1,081           979          971        1,005
Provision for loan losses                   107         183          200          159           169          165          189
                                         ------      ------       ------       ------        ------       ------       ------
Tax-equivalent NII after provision
  for loan losses                         1,044         919          901          922           810          806          816
Fees and other income                       542       1,030          866          691           620          729          691
Securities gains (losses), net                5          32         --            (17)         --             44           54
Noninterest expense                       1,008       1,026        1,009        1,011           870          974          875
                                         ------      ------       ------       ------        ------       ------       ------
Income before taxes and tax-equivalent
  adjustment                                583         955          758          585           560          605          686
Income taxes                                198         331          254          198           178          204          232
Tax-equivalent adjustment                     6           7            8            6             8            8            8
                                         ------      ------       ------       ------        ------       ------       ------
Net income                                 $379        $617         $496         $381          $374         $393         $446
                                         ======      ======       ======       ======        ======       ======       ======
Effective tax rate                         34.2%       34.9%        33.9%        34.2%         32.3%        34.2%        34.2%

PER COMMON SHARE
--------------------------------------
Net income:
    Basic                                  $.62       $1.01         $.81         $.62          $.61         $.65         $.73
    Diluted                                 .62         .99          .81          .62           .61          .63          .73
Dividends paid                              .32        .305         .305         .305          .305         .295         .295
Book value                                15.00       14.77        14.05        13.59         13.32        13.02        12.61
Market value (close)                      29.46       32.71        27.85        27.32         28.53        33.25        30.76
Average shares:
    Basic                                 613.6       612.1        611.5        611.9         611.6        609.3        607.8
    Diluted                               619.0       618.4        615.6        616.0         617.9        616.8        614.0

PERFORMANCE RATIOS
--------------------------------------
Return on average common equity           16.23%      28.10%       23.42%       18.00%        18.06%       19.98%       24.03%
Return on average total equity            16.23       28.10        23.42        18.00         18.06        19.98        24.03
Return on average assets                   1.22        2.08         1.73         1.34          1.47         1.61         1.77
Net interest margin                        4.10        4.11         4.21         4.26          4.34         4.42         4.36
Efficiency ratio                          59.52       48.13        51.29        57.06         54.40        57.30        51.58

CREDIT QUALITY STATISTICS
--------------------------------------
Net charge-offs                            $124        $164         $171         $140          $120         $135         $181
Provision for loan losses                   107         183          200          159           169          165          189
Loan loss allowance                       1,130       1,147        1,128        1,099         1,080        1,030        1,000
Nonperforming assets                        756         818          822          817           852          793          716
Annualized net charge-offs to average
  portfolio loans                           .64%        .88%         .95%         .78%          .69%         .80%        1.08%
Loan loss allowance to period-end
  portfolio loans                          1.45        1.51         1.51         1.52          1.52         1.50         1.47
Loan loss allowance to nonperforming
  portfolio loans                        179.61      162.09       162.01       156.42        144.44       146.42       153.84
Loan loss allowance (period-end) to
  annualized net charge-offs             228.68      174.07       163.10       198.04        227.03       190.26       135.90
Nonperforming assets to period-end
  portfolio loans and other
  nonperforming assets                      .97        1.08         1.10         1.13          1.20         1.15         1.05






                                                                  NINE MONTHS ENDED
                                                2001                 SEPTEMBER 30,
                                        ----------------------    -----------------
                                        4TH QTR      3RD QTR        2003     2002
                                        ----------------------    -----------------
EARNINGS
--------------------------------------
Tax-equivalent interest income           $1,523      $1,623       $4,609       $4,406
Interest expense                            570         718        1,255        1,451
                                         ------      ------       ------       ------
Tax-equivalent net interest income          953         905        3,354        2,955
Provision for loan losses                   209         160          490          523
                                         ------      ------       ------       ------
Tax-equivalent NII after provision
  for loan losses                           744         745        2,864        2,432
Fees and other income                       656         597        2,438        2,040
Securities gains (losses), net               19          21           37           98
Noninterest expense                         885         815        3,043        2,719
                                         ------      ------       ------       ------
Income before taxes and tax-equivalent
  adjustment                                534         548        2,296        1,851
Income taxes                                178         183          783          614
Tax-equivalent adjustment                     9           8           21           24
                                         ------      ------       ------       ------
Net income                                 $347        $357       $1,492       $1,213
                                         ======      ======       ======       ======
Effective tax rate                         34.0%       33.9%        34.4%        33.6%

PER COMMON SHARE
--------------------------------------
Net income:
    Basic                                  $.57        $.59        $2.44        $1.99
    Diluted                                 .57         .58         2.42         1.97
Dividends paid                             .295        .295          .93         .895
Book value                                12.15       11.87
Market value (close)                      29.24       29.95
Average shares:
    Basic                                 606.9       605.0        612.4        609.6
    Diluted                               613.0       613.8        617.7        616.2

PERFORMANCE RATIOS
--------------------------------------
Return on average common equity           18.76%      19.95%       22.44%       20.58%
Return on average total equity            18.75       19.91        22.44        20.58
Return on average assets                   1.40        1.50         1.67         1.62
Net interest margin                        4.25        4.20         4.14         4.38
Efficiency ratio                          55.00       54.27        52.53        54.43

CREDIT QUALITY STATISTICS
--------------------------------------
Net charge-offs                            $147        $140         $459         $436
Provision for loan losses                   209         160          490          523
Loan loss allowance                         997       1,008
Nonperforming assets                        658         649
Annualized net charge-offs to average
  portfolio loans                           .85%        .81%         .82%         .85%
Loan loss allowance to period-end
  portfolio loans                          1.47        1.46
Loan loss allowance to nonperforming
  portfolio loans                        167.90      171.85
Loan loss allowance (period-end) to
  annualized net charge-offs             170.37      182.63       183.92%      185.08%
Nonperforming assets to period-end
  portfolio loans and other
  nonperforming assets                      .97         .94


                                   UNAUDITED
                           NATIONAL CITY CORPORATION
                 CONSOLIDATED FINANCIAL HIGHLIGHTS (CONTINUED)
                                ($ IN MILLIONS)

-------------------------------------------------------------------------------

                                                                2003                                   2002
                                                 ---------------------------------   ---------------------------------------------
                                                   3RD QTR     2ND QTR     1ST QTR     4TH QTR     3RD QTR    2ND QTR      1ST QTR
                                                 ---------------------------------   ---------------------------------------------
CAPITAL AND LIQUIDITY RATIOS
-----------------------------------------------
Tier 1 capital(1)                                    8.32%       8.15%       7.82%       7.60%       7.78%       7.92%       7.66%
Total risk-based capital(1)                         12.51       12.42       11.65       11.51       11.87       12.24       12.09
Leverage(1)                                          6.70        6.81        6.54        6.52        7.09        7.05        6.49
Period-end equity to assets                          7.54        7.34        7.31        7.03        7.46        8.02        7.67
Period-end tangible common equity to assets(2)       6.64        6.45        6.39        6.11        6.47        6.93        6.58
Average equity to assets                             7.49        7.39        7.39        7.44        8.13        8.05        7.37
Average equity to portfolio loans                   12.03       11.73       11.75       11.76       11.92       11.61       11.08
Average portfolio loans to deposits                107.50      108.45      110.78      107.90      112.32      114.08      111.71
Average portfolio loans to core deposits           125.80      127.10      130.48      128.70      131.24      133.96      137.26
Average portfolio loans to earning assets           68.82       69.92       69.84       70.37       76.59       77.37       73.37
Average securities to earning assets                 5.95        6.89        7.92        9.36        9.26        9.86        9.54

AVERAGE BALANCES
-----------------------------------------------
Assets                                           $123,812    $119,060    $116,433    $112,689    $101,107     $97,921    $102,108
Portfolio loans                                    77,064      75,065      73,183      71,291      68,945      67,930      67,929
Loans held for sale or securitization              27,036      24,118      22,524      19,676      11,851      10,343      15,015
Securities (at cost)                                6,667       7,397       8,295       9,484       8,336       8,660       8,834
Earning assets                                    111,984     107,355     104,785     101,315      90,014      87,797      92,578
Core deposits                                      61,258      59,060      56,087      55,394      52,535      50,710      49,490
Purchased deposits and funding                     49,743      47,551      47,740      45,666      37,413      36,765      42,818
Common equity                                       9,271       8,802       8,600       8,386       8,218       7,885       7,528
Total equity                                        9,271       8,802       8,600       8,386       8,218       7,886       7,529

PERIOD-END BALANCES
-----------------------------------------------
Assets                                           $121,065    $123,392    $117,494    $118,258    $109,346     $99,131    $100,078
Portfolio loans                                    77,756      75,839      74,933      72,134      71,032      68,674      68,089
Loans held for sale or securitization              23,818      26,846      21,740      24,738      15,886       9,827      12,296
Securities (at fair value)                          6,755       7,377       8,464       9,211      10,487       8,800       9,036
Core deposits                                      58,680      60,727      57,858      56,342      54,428      51,763      50,196
Purchased deposits and funding                     49,010      48,762      46,492      49,530      43,276      36,528      39,492
Common equity                                       9,134       9,061       8,587       8,308       8,157       7,947       7,672
Total equity                                        9,134       9,061       8,587       8,308       8,157       7,948       7,672




                                                                            NINE MONTHS ENDED
                                                          2001                SEPTEMBER 30,
                                                 ----------------------   ---------------------
                                                 4TH QTR      3RD QTR       2003        2002
                                                 ----------------------   ---------------------
CAPITAL AND LIQUIDITY RATIOS
-----------------------------------------------
Tier 1 capital(1)                                    6.99%       7.26%
Total risk-based capital(1)                         11.31       11.27
Leverage(1)                                          6.45        6.55
Period-end equity to assets                          6.98        7.49
Period-end tangible common equity to assets(2)       5.94        6.32
Average equity to assets                             7.45        7.53        7.42%       7.85%
Average equity to portfolio loans                   10.67       10.38       11.84       11.54
Average portfolio loans to deposits                113.10      116.50      108.86      112.69
Average portfolio loans to core deposits           140.56      142.89      127.71      134.07
Average portfolio loans to earning assets           76.88       79.52       69.51       75.76
Average securities to earning assets                 9.31        9.61        6.89        9.55

AVERAGE BALANCES
-----------------------------------------------
Assets                                            $98,428     $94,333    $119,795    $100,375
Portfolio loans                                    68,694      68,461      75,118      68,271
Loans held for sale or securitization              11,908       8,780      24,575      12,391
Securities (at cost)                                8,322       8,276       7,447       8,607
Earning assets                                     89,348      86,097     108,068      90,119
Core deposits                                      48,870      47,912      58,819      50,923
Purchased deposits and funding                     40,207      37,859      48,354      38,979
Common equity                                       7,330       7,091       8,893       7,879
Total equity                                        7,333       7,106       8,893       7,880

PERIOD-END BALANCES
-----------------------------------------------
Assets                                           $105,817     $96,180
Portfolio loans                                    68,041      69,279
Loans held for sale or securitization              16,831       8,769
Securities (at fair value)                          9,859       8,539
Core deposits                                      51,895      48,447
Purchased deposits and funding                     43,723      38,589
Common equity                                       7,381       7,195
Total equity                                        7,381       7,202

(1) Third quarter 2003 regulatory capital ratios are based upon preliminary data

(2) Excludes goodwill and other intangible assets